UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

_________________________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2020, MSC Industrial Direct Co., Inc. (the “Company”) announced that, effective August 31, 2020, Ms. Kristen Actis-Grande has been appointed Executive Vice President and Chief Financial Officer of the Company. Mr. Greg Clark, who has been serving as interim Chief Financial Officer since January 2020, has resigned as interim Chief Financial Officer and will continue in his role as Vice President of Finance and Corporate Controller.

Prior to joining the Company, over the past seventeen years, Ms. Actis-Grande, age 39, held various positions of increasing responsibility in the finance area at Ingersoll-Rand plc and Ingersoll Rand Inc. (NYSE: IR; formerly known as Gardner Denver Holdings, Inc. and following Gardner Denver's acquisition of Ingersoll-Rand plc's Industrial segment on Feb 29, 2020). Most recently, from June 2020 through August 2020, Ms. Actis-Grande served as Vice President of Investor Relations and Financial Planning & Analysis at Ingersoll Rand Inc. From February 2020 to June 2020, Ms. Actis-Grande served as the Vice President of Finance, Industrial Technologies and Services EMEIA at Ingersoll Rand Inc. From August 2018 to February 2020, Ms. Actis-Grande served as the Vice President of Finance, Compression Technologies and Services at Ingersoll-Rand plc. From May 2016 to August 2018, Ms. Actis-Grande served as Vice President of Finance, Residential HVAC and Supply at Ingersoll-Rand plc. From April 2014 to May 2016, Ms. Actis-Grande served as a Director of Selling Finance and Business Initiatives, Residential HVAC and Supply at Ingersoll-Rand plc. There is no arrangement or understanding between Ms. Actis-Grande and any other person pursuant to which she was appointed Executive Vice President and Chief Financial Officer.

In connection with her appointment, Ms. Actis-Grande received and has agreed to the terms of an offer letter (the “Offer Letter”) providing for an annual base salary of $425,000.  For fiscal year 2021, Ms. Actis-Grande will be eligible for an annual incentive bonus award with a target amount equal to 70% of her base salary and an equity award (comprised of performance share units and restricted stock units) with a grant date value of $550,000. She also will be entitled to participate in all of the employee benefit plans available to executives. To compensate Ms. Actis-Grande for a portion of certain forfeitures of incentive compensation upon her leaving her current employer, Ms. Actis-Grande will receive a sign-on equity grant of restricted stock units having a grant date fair value of $200,000, which will vest 25% on each of the first, second, third and fourth anniversaries of the grant date, provided that Ms. Actis-Grande continues to be employed by the Company at each vesting date and (ii) a sign-on bonus of $150,000, which she is required to repay if her employment is terminated for any reason within 12 months of the employment commencement date.

Ms. Actis-Grande will be a participant in the Company’s Executive Severance Plan and the Company’s Executive Change in Control Severance Plan. Under the Company’s Executive Severance Plan, participants are entitled to receive certain severance benefits upon a qualifying termination. Under the Company’s Executive Change in Control Severance Plan, if, within two years after the occurrence of a change in control of the Company, (a) the executive’s employment is terminated other than for cause or (b) the executive terminates her employment following a change in the executive’s “circumstances of employment,” then the Company would be obligated to pay the executive a severance payment equal to (i) two times the executive’s annual base salary, plus (ii) two times the executive’s targeted annual cash incentive bonus, plus (iii) the pro rata portion of the executive’s targeted annual cash performance bonus.  In addition, any unvested stock options and stock awards would accelerate. As a condition to receiving severance payments and benefits, the executive would be required to execute a general release in favor of the Company. The terms of these plans are more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on December 19, 2019, and the plans have been filed as exhibits to reports filed by the Company with the SEC.

A copy of the Offer Letter is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.  The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of such exhibit.

ITEM 7.01	Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release announcing the appointment of Ms. Actis-Grande as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Kristen Actis-Grande Offer Letter, dated July 17, 2020

99.1	Press Release, dated August 31, 2020, issued by MSC Industrial Direct Co., Inc.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: August 31, 2020	By:	/s/ Steve Armstrong
	Name:	Steve Armstrong
	Title:	Senior Vice President and General Counsel